EXHIBIT 3.1

Articles of Amendment to the
Third Restated Articles of Incorporation of
Ashland Inc.

Pursuant to the provisions of KRS Section 271B.10-060, Articles of Amendment to the Third Restated Articles of Incorporation of Ashland Inc., a Kentucky corporation, are hereby adopted:
FIRST:           The name of the corporation is Ashland Inc.

SECOND:	The following is the text of the amendment adopted:

Articles XII and XIII of the Third Restated Articles of Incorporation are each renumbered as Articles XIII and XIV, respectively, of the Third Restated Articles of Incorporation, as amended, and a new Article XII is added to the Third Restated Articles of Incorporation to read in its entirety as set forth in Article XII of the Third Restated Articles of Incorporation, as amended, as follows:

ARTICLE XII

The vote required for election of a director by shareholders, other than in a contested election, shall be the affirmative vote of a majority of votes cast with respect to the director nominee. A majority of votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In a contested election, the nominees receiving the greatest number of votes “for” their election, up to the number of directors to be elected, shall be elected. Abstentions and broker non-votes will not count as votes either “for” or “against” a nominee.

The election is “contested” if (i) the Secretary of the Company has received a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for director set forth in the Company’s By-laws and (ii) such nomination has not been withdrawn by such shareholder on or prior to the tenth day preceding the date the Company first mails its notice of meeting to the shareholders.

THIRD:         The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

FOURTH:	The foregoing amendment was adopted on January 29, 2009.

FIFTH:           The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on each amendment, and number of votes of each voting group indisputably represented by the meeting of shareholders at which the amendment was approved by shareholders were as follows:

Designation of voting group:	Common Stock
Number of outstanding shares:	73,624,179
Number of votes entitled to be cast:	73,624,179
Number of votes indisputably represented:	66,546,521

The total number of undisputed votes cast for the amendment by holders of Common Stock being the sole voting group entitled to vote thereon was 62,671,827, which was sufficient for approval by that voting group.

These Articles of Amendment to the Articles of Incorporation of Ashland Inc. are executed as of the 29th day of January, 2009.

ASHLAND INC.

	By:	/s/ David L. Hausrath
David L. Hausrath
Senior Vice President and General Counsel

THIS INSTRUMENT PREPARED BY:

/s/ Linda L. Foss
Linda L. Foss
50 E. RiverCenter Boulevard
Covington, Kentucky 41012-0391
(859) 815-3483

2

                          ARTICLES OF RESTATEMENT

                                restating the
                 SECOND RESTATED ARTICLES OF INCORPORATION OF

                                ASHLAND INC.

     Pursuant to the  provisions of KRS Section  271B.10-070,  Ashland Inc.
hereby adopts these  Articles of  Restatement  for the purpose of restating its Second Restated Articles of Incorporation, as amended to date.

     First:   The name of the corporation is Ashland Inc.

     Second:  The text of the  corporation's  Third  Restated  Articles  of
Incorporation  is  set  forth  on  Exhibit  A  attached  hereto.

                                CERTIFICATE

     Pursuant  to  KRS  Section  271B.10-070(4),   the  undersigned  hereby
certifies that:

          (1) the text of the  corporation's  Third  Restated  Articles  of
     Incorporation  set forth on Exhibit A attached hereto does not contain an amendment to the articles requiring shareholder approval; and

          (2) the board of directors adopted the Third Restated Articles of
     Incorporation.

     These Articles of Restatement  restating the Second Restated  Articles of  Incorporation  of Ashland Inc. have been executed as of the 17th day of
May, 2006.

                                         ASHLAND INC.

                                         By:  /s/ David L. Hausrath
                                             ------------------------------
                                             David L. Hausrath
                                             Senior Vice President

THIS INSTRUMENT PREPARED BY:

 /s/ Linda L. Foss
---------------------------------
Linda L. Foss
50 E. RiverCenter Boulevard
Covington, Kentucky  41012-0391
(859) 815-3483

                                                                EXHIBIT A
                  THIRD RESTATED ARTICLES OF INCORPORATION
                                     OF
                                ASHLAND INC.

---------------------------------------------------------------------------

                                 ARTICLE I

     The name of the  corporation is Ashland Inc.  (hereinafter  called the
"Company" or the "Corporation").

                                 ARTICLE II

     The purpose for which the Company is organized is the  transaction  of any or all lawful businesses for which  corporations may be organized under the  Kentucky  Business  Corporation  Act, or any act  amendatory  thereof, supplemental  thereto  or  substituted  therefor  (hereinafter  called  the
"Act"), and to do all things necessary,  convenient, proper or desirable in connection with or incident to any of the Company's businesses.

                                ARTICLE III

     A. The Company shall have all the powers  conferred upon a corporation organized under the Act and shall have all powers necessary,  convenient or desirable in order to fulfill and further the purpose of the Company.

     B. The Company shall have the power to purchase shares of the stock of the Company to the extent of unreserved and unrestricted capital and earned surplus of the Company and to any greater extent permitted by the Act.

     C.  The  Board of  Directors  of the  Company  may  distribute  to the shareholders of the Company a portion of the Company's  assets,  in cash or property,  out of capital  surplus of the Company and from any other source permitted by the Act.

                                 ARTICLE IV

     A. The  aggregate  number of shares which the Company is authorized to issue is  30,000,000  shares of  Cumulative  Preferred  Stock  (hereinafter called the "Preferred Stock"),  and 200,000,000 shares of Common Stock, par value $0.01 per share (hereinafter called the "Common Stock").

     B. Preferred Stock

        (1) To the extent  permitted  by the Act, the Board of Directors is authorized,  by resolution, to cause the Preferred Stock to be divided into and issued from time to time in one or more series and to fix and determine the  designation  and  number  of  shares,  and  the  relative  rights  and preferences of the shares, of each such series, and to change shares of one series that have been redeemed or reacquired into shares of another series.

        (2) All  shares  of  Preferred  Stock  shall  rank  equally  and be identical in all respects  except as to the relative rights and preferences of any series fixed and  determined  by the Board of  Directors,  which may vary to the extent permitted by the Act.

        (3) The Preferred Stock shall be preferred over the Common Stock as to payment of dividends.  Before any dividends or distributions (other than dividends  or  distributions  payable in Common  Stock) on the Common Stock shall be declared and set apart for payment or paid,  the holders of shares of each series of  Preferred  Stock shall be entitled to receive  dividends
(either in cash,  shares of Common Stock or Preferred  Stock, or otherwise)
when, as and if declared by the Board of Directors,  at the rate and on the date or dates  fixed in the  resolution  adopted by the Board of  Directors establishing  such  series,  and no more.  With  respect to each  series of
Preferred  Stock,  the  dividends  on each  share of such  series  shall be cumulative  from the date of issue of such share  unless some other date is fixed in the resolution adopted by the Board of Directors establishing such series. Accruals of dividends shall not bear interest.

        (4) The Preferred Stock shall be preferred over the Common Stock as to assets so that the  holders of each series of  Preferred  Stock shall be entitled  to be  paid,  upon  the  voluntary  or  involuntary  liquidation, dissolution  or winding up of the  Company and before any  distribution  is made to the holders of Common  Stock,  the amount  fixed in the  resolution adopted by the Board of Directors  establishing  such  series,  but in such case the holders of such series of Preferred Stock shall not be entitled to any other or further payment. If upon any such liquidation,  dissolution or winding up of the Company its net assets  shall be  insufficient  to permit the payment in full of the  respective  amounts to which the holders of all outstanding  Preferred Stock are entitled,  the entire remaining net assets of the  Company  shall be  distributed  among the holders of each series of
Preferred Stock in amounts  proportionate  to the full amounts to which the holders of each such series are  respectively so entitled.  For purposes of this paragraph (4), the voluntary sale, lease,  exchange or transfer of all or  substantially  all of the  Company's  property  or  assets  to,  or its consolidation or merger with, one or more corporations  shall not be deemed to be a voluntary or involuntary liquidation,  dissolution or winding up of the Company.

        (5) All shares of any series of Preferred Stock shall be redeemable to the extent  permitted by the Act and fixed in the resolution  adopted by the Board of Directors  establishing such series.  All shares of any series of Preferred Stock shall be convertible into shares of Common Stock or into shares of any other  series of Preferred  Stock to the extent  permitted by the Act and  fixed in the  resolution  adopted  by the  Board of  Directors establishing such series.

        (6)  Unless  otherwise  provided  herein  or by the Act,  or unless otherwise  provided  in the  resolution  adopted by the Board of  Directors establishing  any  series of  Preferred  Stock,  the  holders  of shares of
Preferred  Stock shall be entitled to one vote for each share of  Preferred
Stock held by them on all matters properly  presented to shareholders,  the holders of Common  Stock and the holders of all series of  Preferred  Stock voting together as one class.

        (7) So long as any shares of Preferred Stock are  outstanding,  the
Company shall not:

            (a) Redeem,  purchase or otherwise acquire any shares of Common
Stock if at the time of making such  redemption,  purchase or  acquisition, the Company shall be in default with respect to any  dividends  accrued on, or any obligation to retire, shares of Preferred Stock.

            (b) Without the  affirmative  vote or consent of the holders of at least  66-2/3%  of the number of shares of  Preferred  Stock at the time outstanding,  voting or  consenting  (as the case may be)  separately  as a class  without  regard to  series,  given in person or by proxy,  either in writing or by resolution  adopted at a meeting called for the purpose,  (i)
create  any  class of stock  ranking  prior  to the  Preferred  Stock as to dividends or upon  liquidation or increase the authorized  number of shares of any such class of stock or (ii) alter or change any of the provisions of these  Articles of  Incorporation  so as  adversely  to affect the relative rights  and  preferences  of the  Preferred  Stock  or (iii)  increase  the authorized number of shares of Preferred Stock.

            (c) Without the  affirmative  vote or consent of the holders of at least  66-2/3% of the number of shares of any series of Preferred  Stock at the  time  outstanding,  voting  or  consenting  (as  the  case  may be)
separately as a series,  given in person or by proxy,  either in writing or by resolution adopted at a meeting called for the purpose,  alter or change any of the provisions of these Articles of Incorporation so as adversely to affect the relative rights and preferences of such series.

     C. Common Stock

        (1) The holders of Common Stock of the Company shall be entitled to one  vote  for  each  share of  Common  Stock  held by them on all  matters properly presented to shareholders,  except as otherwise provided herein or by the Act.

        (2) Subject to the preferential rights of Preferred Stock set forth herein or in the resolution adopted by the Board of Directors  establishing any series of Preferred Stock,  such dividends  (either in cash,  shares of
Common Stock or Preferred  Stock, or otherwise) as may be determined by the
Board of  Directors  may be declared and paid on the Common Stock from time to time in accordance with the Act.

        (3) Subject to the preferential rights of Preferred Stock set forth herein or in the resolution adopted by the Board of Directors  establishing any  series of  Preferred  Stock,  the  holders  of Common  Stock  shall be entitled to receive the net assets of the Company upon dissolution.

     D. No holder of shares of any class of stock of the Company shall have
any  preemptive  right  to  subscribe  to  stock,  obligations,   warrants,
subscription  rights  or other  securities  of the  Company  of any  class, whether now or hereafter authorized.

                                 ARTICLE V

     The Company shall have perpetual existence.

                                 ARTICLE VI

     Subject to the  restriction  that the number of directors shall not be less than the number required by the laws of the  Commonwealth of Kentucky, the number of directors  may be fixed,  from time to time,  pursuant to the
By-laws of the Company.

     The  members of the Board of  Directors  (other  than those who may be elected  by the  holders  of any class or series  of  capital  stock of the
Company  having a preference  over the Common Stock as to dividends or upon liquidation  pursuant to the terms of these Articles of Incorporation or of such class or series of stock)  shall be  classified,  with  respect to the time for which they  severally hold office,  into three classes,  as nearly equal in number as  possible,  as shall be  provided  in the By-laws of the
Company,  one class to be  originally  elected  for a term  expiring at the first annual  meeting of the  shareholders  after their  election,  another class to be  originally  elected for a term  expiring at the second  annual meeting of the shareholders  after their election,  and another class to be originally  elected for a term expiring at the third annual  meeting of the shareholders after their election, with each class to hold office until the successors of such class are elected and qualified.  At each annual meeting of the shareholders, the date of which shall be fixed by or pursuant to the
By-laws of the Company, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders  held in the third year following the year of their election.

     Subject  to any  requirements  of law and the  rights  of any class or series of capital stock of the Company having a preference  over the Common
Stock as to  dividends or upon  liquidation  pursuant to the terms of these
Articles  of  Incorporation  or of such  class  or  series  of  stock  (and notwithstanding  the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the terms of such class or series),  the affirmative  vote of the holders of 80% or more of the voting  power of the then outstanding  voting stock of the Company,  voting together as a single class, shall be required to remove any director without cause. For purposes of this Article VI, "cause" shall mean the willful and  continuous  failure of a  director  to  substantially  perform  such  director's  duties to the
Company,  other than any such  failure  resulting  from  incapacity  due to physical or mental illness,  or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Company. As used in these  Articles  of  Incorporation,  "voting  stock"  shall mean  shares of capital stock of the Company  entitled to vote  generally in an election of directors.

     Subject  to any  requirements  of law and the  rights  of any class or series of capital stock of the Company having a preference  over the Common
Stock as to  dividends or upon  liquidation  pursuant to the terms of these
Articles  of  Incorporation  or of such  class or series  of  stock,  newly created  directorships  resulting  from  any  increase  in  the  number  of directors may be filled by the Board of Directors, or as otherwise provided in the By-laws,  and any vacancies on the Board of Directors resulting from death,  resignation,  removal  or other  cause  shall only be filled by the affirmative  vote of a majority of the remaining  directors then in office, even  though  less than a quorum of the  Board of  Directors,  or by a sole remaining director,  or as otherwise provided in the By-laws.  Any director elected in accordance with the preceding sentence shall hold office for the remainder  of the full  term of the  class of  directors  in which  the new directorship  was created or the vacancy occurred and until such director's successors shall have been elected and qualified.

                                ARTICLE VII

     In furtherance  and not in limitation of the powers  conferred upon it by law, the Board of Directors is expressly authorized to:

     A. adopt any By-laws that the Board of Directors may deem necessary or desirable  for  the  efficient  conduct  of the  affairs  of  the  Company, including, but not limited to, provisions governing the conduct of, and the matters which may properly be brought before, annual or special meetings of the shareholders  and provisions  specifying the manner and extent to which prior notice shall be given of the submission of proposals to be considered at any such meeting or of nominations  for election of directors to be held at any such meeting; and

     B. repeal, alter or amend the By-laws.

     In addition to any  requirements  of law and any other  provisions  of these  Articles  of  Incorporation  or the  terms of any class or series of capital stock having a preference  over the Common Stock as to dividends or upon liquidation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of  Incorporation  or the terms of such class or series), the affirmative vote of the holders of 80% or more of the voting power of the then  outstanding  voting stock of the Company,  voting together as a single class, shall be required to amend, alter or repeal any provision of the By-laws.

                                ARTICLE VIII

     A. A higher than majority vote of  shareholders  for certain  Business
Combinations shall be required as follows:

        (1) In addition to any affirmative  vote otherwise  required by law or these Articles of  Incorporation  or the terms of any class or series of capital stock of the Company  having a preference  over the Common Stock as to  dividends  or upon  liquidation  (and  notwithstanding  the fact that a lesser  percentage may be specified by law, these Articles of Incorporation or the terms of such class or series)  and  except as  otherwise  expressly provided in Section B of this Article VIII:

            (a)  any  merger  or   consolidation  of  the  Company  or  any
Subsidiary  with an Interested  Shareholder or with any other  corporation, whether or not itself an  Interested  Shareholder,  which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder who was an Interested Shareholder prior to the transaction;

            (b) any sale, lease, transfer, or other disposition, other than in the  ordinary  course of  business,  in one  transaction  or a series of transactions in any twelve-month  period, to any Interested  Shareholder or any Affiliate of an Interested  Shareholder,  other than the Company or any
Subsidiary, of any assets of the Company or any Subsidiary having, measured at the time the  transaction or  transactions  are approved by the Board of
Directors,  an  aggregate  book value as of the end of the  Company's  most recently  ended  fiscal  quarter of 5% or more of the total market value of the  outstanding  stock of the Company or of its net worth as of the end of its most recently ended fiscal quarter;

            (c) the issuance or transfer by the Company or any  Subsidiary, in one transaction or a series of transactions in any twelve-month  period, of any equity  securities  of the Company or any  Subsidiary  which have an aggregate  market  value  of 5% or more of the  total  market  value of the outstanding stock of the Company, determined as of the end of the Company's most  recently  ended fiscal  quarter  prior to the first such  issuance or transfer, to any Interested

Shareholder or any Affiliate of any Interested Shareholder,  other than the
Company or any  Subsidiary,  except pursuant to the exercise of warrants or rights  to  purchase  securities  offered  pro rata to all  holders  of the
Company's  voting  stock  or  any  other  method  affording   substantially
proportionate treatment to the holders of voting stock;

            (d) the adoption of any plan or proposal for the liquidation or dissolution  of the  Company  in which  anything  other  than  cash will be received by an  Interested  Shareholder  or any  Affiliate of an Interested
Shareholder; or

            (e) any  reclassification of securities,  including any reverse
stock  split;  any   recapitalization   of  the  Company;   any  merger  or
consolidation of the Company with any Subsidiary;  or any other transaction which has the  effect,  directly or  indirectly,  in one  transaction  or a series  of  transactions,  of  increasing  by 5% or more the  proportionate amount of the outstanding  shares of any class of equity  securities of the
Company or any  Subsidiary  which is  directly or  indirectly  beneficially owned by any  Interested  Shareholder  or any  Affiliate of any  Interested
Shareholder;

shall  require  the  recommendation  of the  Board  of  Directors  and  the affirmative  vote of the holders of at least (i) 80% of the voting power of the then  outstanding  voting  stock of the Company,  voting  together as a single  class,  and  (ii)  two-thirds  of the  voting  power  of  the  then outstanding  voting stock other than voting stock beneficially owned by the
Interested  Shareholder  who is,  or  whose  Affiliate  is,  a party to the
Business  Combination  or by an Affiliate  or Associate of such  Interested
Shareholder, voting together as a single class.

        (2) The term  "Business  Combination"  as used in this Article VIII shall  mean  any  transaction  which is  referred  to in any one or more of clauses (a) through (e) of paragraph (1) of Section A of this Article VIII.

     B. The  provisions  of  Section A of this  Article  VIII  shall not be applicable to any Business Combination, and such Business Combination shall require  only such  affirmative  vote (if any) as is required  by law,  any other  provision  of these  Articles of  Incorporation  or the terms of any class or series of capital  stock of the Company  having a preference  over the Common  Stock as to dividends or upon  liquidation,  if all  conditions specified in either of the following paragraphs (1) or (2) are met:

        (1) The Business Combination shall have been approved by resolution by a  majority  of the  Continuing  Directors  at a meeting of the Board of
Directors at which a quorum  consisting  of at least a majority of the then
Continuing Directors was present; or

        (2) All the following five conditions have been met:

            (a) The aggregate amount of the cash and the market value as of the  Valuation  Date of  consideration  other than cash to be received  per share by holders of Common Stock in such Business  Combination  is at least equal to the highest of the following:

                (i) the highest per share price,  including  any  brokerage commissions,  transfer  taxes and  soliciting  dealers'  fees,  paid by the
Interested  Shareholder  for any  shares of Common

Stock (a) within the two-year period  immediately prior to the Announcement
Date  or  (b)  in  the   transaction  in  which  it  became  an  Interested
Shareholder, whichever is higher;

                (ii) the  market  value per  share of  Common  Stock on the
Announcement Date or on the Determination Date, whichever is higher; and

                (iii) the price per  share  equal to the  market  value per share of  Common  Stock  determined  pursuant  to clause  (ii)  immediately preceding,  multiplied by the fraction  resulting  from (a) the highest per share  price,  including  any  brokerage  commissions,  transfer  taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the  Announcement  Date,  over (b) the market  value per share of Common
Stock on the first  day in such  two-year  period  on which the  Interested
Shareholder acquired any shares of Common Stock.

            (b) The aggregate amount of the cash and the market value as of the  Valuation  Date of  consideration  other than cash to be received  per share by  holders  of shares of any  class or series of  outstanding  stock other than Common Stock is at least equal to the highest of the  following, whether or not the  Interested  Shareholder  has  previously  acquired  any shares of a particular class or series of stock:

                (i) the highest per share price,  including  any  brokerage commissions,  transfer  taxes and  soliciting  dealers'  fees,  paid by the
Interested Shareholder for any shares of such class of stock acquired by it
(a) within the two-year period  immediately  prior to the Announcement Date or (b) in the  transaction  in which it became an  Interested  Shareholder, whichever is higher;

                (ii) the highest preferential amount per share to which the holders of shares of such class of stock are  entitled  in the event of any voluntary  or  involuntary  liquidation,  dissolution  or winding up of the
Company;

                (iii) the market  value per share of such class of stock on the Announcement  Date or on the Determination  Date,  whichever is higher;
and

                (iv) the  price  per share  equal to the  market  value per
share  of  such  class  of  stock  determined   pursuant  to  clause  (iii)
immediately  preceding,  multiplied by the fraction  resulting from (a) the highest per share price,  including  any  brokerage  commissions,  transfer taxes and soliciting dealers' fees, paid by the Interested  Shareholder for any shares of any class of voting stock  acquired by it within the two-year period immediately prior to the Announcement Date over (b) the market value per  share  of the same  class of  voting  stock on the  first  day in such two-year period on which the Interested  Shareholder acquired any shares of the same class of voting stock.

            (c) In making any price calculation under paragraph (2) of this
Section  B,   appropriate   adjustments   shall  be  made  to  reflect  any
reclassification or stock split (including any reverse stock split),  stock dividend,  recapitalization or any similar transaction which has the effect of  increasing or reducing the number of  outstanding  shares of the stock.
The  consideration  to be  received  by  holders  of any class or series of outstanding  stock is to be in cash or in the same  form as the  Interested
Shareholder has previously paid for shares of the same class or series of stock. If the Interested Shareholder has paid for shares of any class of stock with varying forms of  consideration,  the form of consideration  for such class of stock shall be either in cash or the form used to acquire the largest  number  of shares  of such  class or  series  of stock  previously acquired by it.

            (d) After the Interested  Shareholder  has become an Interested
Shareholder and prior to the consummation of such Business Combination:

                (i) there  shall have been no failure to declare and pay at the regular  date  therefor  any full  periodic  dividends,  whether or not cumulative,  on any  outstanding  Preferred  Stock of the  Company or other capital  stock  entitled  to a  preference  over  the  Common  Stock  as to dividends or upon liquidation;

                (ii) there shall have been no  reduction in the annual rate of dividends  paid on the Common Stock,  except as necessary to reflect any subdivision of the Common Stock, and no failure to increase the annual rate of dividends as necessary to reflect any  reclassification  (including  any reverse stock  split),  recapitalization,  reorganization  or other similar transaction  which has the effect of  reducing  the  number of  outstanding shares of Common Stock; and

                (iii)  the  Interested   Shareholder  did  not  become  the
beneficial owner of any additional shares of stock of the Company except as part of the transaction which resulted in such Interested Shareholder or by virtue of proportionate stock splits or stock dividends.

The  provisions  of clauses (i) and (ii)  immediately  preceding  shall not apply if neither an Interested  Shareholder  nor any Affiliate or Associate
of an Interested Shareholder voted as a director of the Company in a manner inconsistent with such clauses and the Interested  Shareholder,  within ten days  after any act or  failure  to act  inconsistent  with  such  clauses, notifies  the  Board  of  Directors  of the  Company  in  writing  that the
Interested Shareholder  disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

            (e) After the Interested  Shareholder  has become an Interested
Shareholder,  the  Interested  Shareholder  shall  not  have  received  the benefit,  directly or indirectly,  except proportionately as a shareholder, of any loans,  advance,  guarantees,  pledges or other financial assistance provided by the Company or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

     C. For purposes of this Article VIII:

        (1) "Affiliate" or "Associate"  shall have the respective  meanings ascribed to such terms in Rule 12b-2 of the General  Rules and  Regulations under the  Securities  Exchange Act of 1934,  as in effect on June 30, 2005
(the  term  "registrant"  in such  Rule  12b-2  meaning  in this  case  the
Company).

        (2) "Announcement Date" means the first general public announcement of the proposal or intention to make a proposal of the Business Combination or its  first  communication  generally  to  shareholders  of the  Company, whichever is earlier.

        (3) "Beneficial  owner" when used with respect to any voting stock, means a person who, individually or with any Affiliate or Associate has:

            (i) the right to acquire  voting  stock,  whether such right is exercisable  immediately  or only after the  passage of time and whether or not such right is  exercisable  only  after  specified  conditions  are met pursuant  to any  agreement,  arrangement,  or  understanding  or upon  the exercise of conversion  rights,  exchange rights,  warrants or options,  or otherwise;

            (ii) the right to vote voting stock  pursuant to any agreement, arrangement, or understanding; or

            (iii) any agreement,  arrangements,  or  understanding  for the purpose of acquiring, holding, voting or disposing of voting stock with any other person who  beneficially  owns,  or whose  Affiliates  or  Associates beneficially own, directly or indirectly, such shares of voting stock.

        (4)  "Continuing  Director"  means  any  member  of  the  Board  of
Directors who is not an Affiliate or Associate of an Interested Shareholder
or any of its Affiliates, other than the Company or any Subsidiary, and who was a director of the Company prior to the time the Interested  Shareholder became an  Interested  Shareholder,  and any  other  member of the Board of
Directors who is not an Affiliate or Associate of an Interested Director or
any of its Affiliates,  other than the Company or any  Subsidiary,  and was recommended  or elected  by a majority  of the  Continuing  Directors  at a meeting  at which a  quorum  consisting  of a  majority  of the  Continuing
Directors is present.

        (5)  "Determination  Date"  means  the date on which an  Interested
Shareholder first became an Interested Shareholder.

        (6) "Equity Security" means:

            (a) any stock or similar security,  certificate of interest, or participation in any profit-sharing agreement, voting trust certificate, or certificate of deposit for the foregoing;

            (b) any security  convertible,  with or without  consideration, into an equity  security,  or any warrant or other  security  carrying  any right to subscribe to or purchase an equity security; or

            (c)  any  put,  call,  straddle,  or  other  option,  right  or privilege  of  acquiring  an  equity  security  from or  selling  an equity security to another without being bound to do so.

        (7)  "Interested  Shareholder"  means any  person,  other  than ATB
Holdings  Inc., a  corporation  incorporated  under the laws of Delaware on
March 9, 2004 ("HoldCo"), the Company or any Subsidiary, who:

            (a) is the beneficial owner, directly or indirectly,  of 10% or more of the voting power of the outstanding voting stock of the Company; or

            (b) is an  Affiliate  of the Company and at any time within the two-year  period  immediately  prior  to  the  date  in  question  was  the beneficial  owner,  directly  or  indirectly,  of 10% or more of the voting power of the then outstanding voting stock of the Company.

     For the  purpose  of  determining  whether a person  is an  Interested
Shareholder,  the number of shares of voting stock deemed to be outstanding shall include  shares  deemed owned by the person  through  application  of paragraph  (3) of this  Section C but shall not include any other shares of voting stock which may be issuable pursuant to any agreement,  arrangement, or  understanding,  or upon  exercise  of  conversion  rights,  warrants or options, or otherwise. Furthermore, any such beneficial ownership or voting power  arising  solely out of a trustee or  custodial  relationship  of any person in connection with a Company  "employee benefit or stock plan" shall be excluded for purposes of  determining  whether or not any such person is an Interested Stockholder.  For purposes hereof, the term "employee benefit or stock plan" of the Company shall mean any option,  bonus,  appreciation, profit sharing,  retirement,  incentive,  thrift, employee stock ownership, dividend reinvestment, savings or similar plan of the Company.

        (8) "Market Value" means:

            (a) in the case of stock, the highest closing sale price during the 30 calendar day period immediately  preceding the date in question of a share of such  stock on the  Composite  Tape  for New York  Stock  Exchange listed stocks,  or, if such stock is not quoted on such Composite  Tape, on the New York Stock Exchange, or if such stock is not listed on the New York
Stock  Exchange,   on  the  principal  United  States  securities  exchange
registered under the Securities Exchange Act of 1934 on which such stock is listed,  or, if such stock is not listed on any such exchange,  the highest closing bid  quotation  with respect to a share of such stock during the 30 calendar  day  period  preceding  the  date  in  question  on the  National
Association of Securities Dealers,  Inc. Automated Quotations System or any
system then in use, or if no such  quotation is available,  the fair market value on the date in question of a share of such stock as  determined  by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum  consisting of at least a majority of the then Continuing
Directors is present; and

            (b) in the case of property other than cash or stock,  the fair market value of such  property on the date in question as  determined  by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum  consisting of at least a majority of the then Continuing
Directors is present.

        (9) "Subsidiary" means any corporation of which voting stock having a  majority  of the  votes  entitled  to be  cast  is  owned,  directly  or indirectly, by the Company.

        (10) "Valuation Date" means:

            (a) for a Business Combination voted upon by shareholders,  the later of the day prior to the date of the shareholders' vote or the date 20 business days prior to the consummation of the Business Combination; and

            (b) for a Business  Combination not voted upon by shareholders, the date of the consummation of the Business Combination.

        (11) "Voting  Stock"  means shares of capital  stock of the Company entitled to vote generally in an election of directors.

     D. In addition to any  requirements of law and any other provisions of these  Articles  of  Incorporation  or the  terms of any class or series of capital stock of the Company entitled to a preference over the Common Stock as to dividends or upon  liquidation (and  notwithstanding  the fact that a lesser  percentage may be specified by law, these Articles of Incorporation or the terms of such class or series), the affirmative vote of:

        (1) the  holders  of at least 80% of the  voting  power of the then outstanding voting stock of the Company, voting together as a single class,
and

        (2) the holders of at least  two-thirds  of the voting power of the then  outstanding  voting  stock of the Company  other than the  Interested
Shareholder, voting together as a single class,

shall be  required  to  amend,  alter or  repeal,  or adopt  any  provision inconsistent with, this Article VIII.

     E. In addition to the higher  voting  requirements  contained  in this
Article  VIII,  the  Kentucky  Business   Combination   statutes  (Sections
271B.12-200  through  271B.12-230  of the Act, as amended or  supplemented)
shall apply to any business combination (as defined therein) of the Company or any  Subsidiary  in  accordance  with their terms,  provided that HoldCo shall be excluded from the definition of an "Interested Shareholder" of the
Corporation thereunder.

                                 ARTICLE IX

     In addition to any  requirements  of law and any other  provisions  of these  Articles  of  Incorporation  or the  terms of any class or series of capital stock of the Company  having a preference  over the Common Stock as to  dividends  or upon  liquidation  (and  notwithstanding  the fact that a lesser  percentage may be specified by law, these Articles of Incorporation or the terms of such class or series),  the affirmative vote of the holders of 80% or more of the voting power of the then outstanding  voting stock of the Company, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision  inconsistent with, this Article IX or Article VI or VII of these  Articles  of  Incorporation.  Subject to the foregoing  provisions of this Article IX and Section D of Article VIII, the
Company reserves the right from time to time to amend,  alter,  change, add to or repeal any provision  contained in these Articles of Incorporation in any manner now or  hereafter  prescribed  by law and in these  Articles  of
Incorporation,  and all  rights  and  powers  at any  time  conferred  upon shareholders,  directors  and officers of the Company by these  Articles of
Incorporation  or any  amendment  thereof are subject to the  provisions of this Article IX and Section D of Article VIII.

                                 ARTICLE X

     The Company may, to the maximum extent permitted by law, indemnify any director,  officer,  employee  or agent of the  Company  against  costs and expenses (including but not limited to attorneys' fees) and any liabilities
(including but not limited to judgments,  fines, penalties and settlements)
paid by or imposed against any such person in connection with any actual or threatened  claim,  action,  suit or proceeding,  whether civil,  criminal, administrative,  legislative,  investigative or other (including any appeal relating  thereto)  and  whether  made or brought by or in the right of the
Company or  otherwise,  in which any such person is involved,  whether as a party,  witness,  or  otherwise,  because  he or she is or was a  director, officer,  employee or agent of the Company or a predecessor  of the Company or a director,  officer,  partner,  trustee, employee or agent of any other corporation, partnership, employee benefit plan or other entity.

     The  indemnification  authorized by this Article X shall not supersede or be exclusive of any other right of indemnification which any such person may have or hereafter  acquire  under any  provision  of these  Articles of
Incorporation   or  the  By-laws  of  the  Company,   agreement,   vote  of
shareholders or disinterested directors or otherwise.  The Company may take such  steps as may be  deemed  appropriate  by the  Board of  Directors  to provide indemnification to any such person, including,  without limitation, entering  into  contracts  for  indemnification  between  the  Company  and individual  directors,  officers,  employees  or agents  which may  provide rights to indemnification which are broader or otherwise different than the rights authorized by this Article X. The Company may take such steps as may be deemed  appropriate by the Board of Directors to secure,  subject to the occurrence  of such  conditions or events as may be determined by the Board of  Directors,  the payment of such  amounts as are  required to effect any indemnification  permitted  or  authorized  by this  Article X,  including, without limitation,  purchasing and maintaining insurance, creating a trust fund, granting security interests or using other means (including,  without limitation, irrevocable letters of credit).

     Any amendment or repeal of this Article X shall operate  prospectively only and shall not  affect  any action  taken,  or  failure to act,  by the
Company or any such person prior to such amendment or repeal.

                                 ARTICLE XI

     No  director  shall  be  personally  liable  to  the  Company  or  its shareholders  for  monetary  damages  for  breach of his or her duties as a director  except to the extent that the applicable law from time to time in effect shall provide that such liability may not be eliminated or limited.

     Neither the  amendment  nor repeal of this Article XI shall affect the liability of any director of the Company with respect to any act or failure to act which occurred prior to such amendment or repeal.

     This Article XI is not  intended to eliminate or limit any  protection otherwise available to the directors of the Company.

                                ARTICLE XII

     The name of the Incorporator is Linda L. Foss, and the mailing address of  the  Incorporator  is  50  E.  RiverCenter  Boulevard,  P.O.  Box  391,
Covington, Kentucky 41012-0391.

                                ARTICLE XIII

     The mailing  address of the  principal  office of the Company is 50 E.
RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391.